UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REGULUS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Florida	8742	47-3044957
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

423 Main Street, 3rd Floor Rockland, ME	04841
(Address of principal executive offices)	(Zip Code)

Mr. David F. Emery

Chief Executive Officer

423 Main Street, 2ndFloor

Rockland, ME 04841

(207) 593-8307

demery@reguluscorp.com

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt Road #201

Wheaton, IL 60187

(888) 978-9901 x1

at@ibankattorneys.com

SEC File No. 333-205130

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	2,000,000	$1.00	$2,000,000	$232.40

_________

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

PROSPECTUS – SUBJECT TO COMPLETION DATED DECEMBER 17, 2015

REGULUS CORPORATION

Up to 2,000,000 Common Shares at $1.00 per Shares

This is the initial public offering of shares of our common stock. We are offering 2,000,000 shares of our common stock at a price of $1.00 per share. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The offering is being conducted on a self-underwritten, best efforts basis, which means our directors and officers. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering. This prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering.  You will not have the right to withdraw your funds during the offering.  We may offer and sell these securities through the method described under “Plan of Distribution” in this prospectus.

The offering will terminate upon the earlier to occur of: (i) the sale of all 2,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to September 30, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” herein on page 10 for additional information regarding the risks associated with our company and common stock, which include:

-         Our ability to identify viable companies in need of our services;

-         Irrespective of the outcome of our efforts to sell our common stock in this offering, our Chief Executive Officer will own a substantial majority of the total issued and outstanding shares of our common stock and thus will be able to exert significant influence over the Company; and

-	Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 17, 2015

TABLE OF CONTENTS

Summary Information	6
The Offering	7
Risk Factors	10
Use of Proceeds	20
Determination of Offering Price	21
Dividend Policy	21
Dilution	22
Plan of Distribution	23
Description of Securities	26
Business Operations	27
Directors, Officers and Control Persons	39
Security Ownership and Certain Beneficial Owners and Management	42
Certain Relations and Related Transactions	43
Interests of Named Experts	43
Management’s Discussion and Analysis of Financial Condition and Results of Ops.	44
Market for Common Equity and Related Stockholder Matters	48
Financial Statements	51
Indemnification of Officers and Directors	65
Recent Sales of Unregistered Securities	65
Exhibit Index	65
Undertakings	66
Signatures	68

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: a general decline in the United States economy, the possibility that our marketing efforts will not be successful in attracting clients to our Company, the possibility that the Company will not raise adequate capital through this offering to implement its business plan, and other factors over which the Company has little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Registrant,” “Company,” “we,” “our”, “us” or “REGULUS” refers to REGULUS Corporation unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:	The registrant was incorporated in the State of Florida on February 1, 2015. Our principal executive offices are located at 423 Main Street, FL 2, Rockland, ME 04841. Our telephone number is 207.593.8307.

Management:	Our Chief Executive Officer and Director is Mr. David F. Emery. Mr. James Jenkins is our Chairman of the Board of Directors, and Raj Shah, S.V.P. Business Development. The aforementioned parties spend less than full time on their duties to the Company.

Plan of Operations:	We are an independent provider of end to end financial and operational consulting and capital markets services for small and mid-cap private and/or public companies. Our highly experienced and credentialed professionals employ their expertise in accounting, finance, economics and operations to provide clients with specialized analysis and advice, creating financial solutions that are tailored to address each client’s particular challenges and possible opportunities.

Historical Operations:	In anticipation of launching our business, our Chief Executive Officer has incorporated the Company and developed its business plan. The Chief Executive Officer has further sought to identify small to mid-cap private companies and publicly traded issuers that may benefit from our array of services. The Chief Executive Officer has further conducted research to design a number of proprietary business models for use in connection with anticipated customer engagements.

Current Operations:	In addition to seeking to identifying small to mid-cap private companies and publicly traded issuers as prospective clients, our Chief Executive Officer has worked to develop and implement a marketing plan, which includes, among other things, the development of a corporate website, preparing for direct mail and telephone solicitation campaigns and creating Company marketing literature. Furthermore, our Chief Executive Officer has sought to identify other professionals presently engaged in a consultancy or similar capacity with “Business Development Companies” for purposes of forging strategic relationships therewith.

Client Engagement:	On March 25, 2015, the Company entered into an agreement with Morningstar Services of Irvine, California. This engagement represents our only client engagement to date. The agreement, in relevant part, provides that the Company will provide its consulting services to Morningstar for a consulting fee of $10,000 per annum.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of ($6,185) and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

Type of Securities Offered:	Common Stock.

Common Shares Being Sold In this Offering:	Two Million (2,000,000)

Offering Price:	The Company will offer its common shares $1.00 per share.

Common Shares Outstanding Before the Offering:	One Million (1,000,000)

Termination of the Offering:	The offering will terminate upon the earlier to occur of: (i) the sale of all 2,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

Best efforts offering:	We are offering our Common Stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of proceeds:	We will use the proceeds of this offering to first cover administrative expenses in connection with this offering and then for the general working capital requirements of the Company.

Market for our Common Stock:	There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:	RYS & Company Management LLC beneficially owns 925,000 of the issued and outstanding shares of common stock of the Company, equal to 86.45% of all outstanding shares. RYS will continue to own sufficient shares after this offering irrespective of its outcome. If no shares are sold through this offering, RYS will continue to hold 86.45% of our issued and outstanding shares. Additionally, even if the maximum shares offered herein are sold, RYS will continue to retain 30.13% of all outstanding shares. As a result, RYS & Co. will continue to be able to exercise substantial control over the operations of the Company.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

·

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

REGULUS CORPORATION
STATEMENT OF OPERATIONS

For the period February 5, 2015 (Inception)to September 30, 2015
(Audited)

Revenues	$0

Operating Expenses	46,255

Net Income(Loss) from Operations	(46,255)

Other Income (Expense) - Interest	(651)

Net Income(Loss) Before
Provision for Income Taxes	(46,906)

Provision for income taxes	0

Net Income(Loss)	$(46,906)

Basic and Diluted Loss Per Share	(0.05)

Weighted average number
of shares outstanding	1,000,000

"The accompanying notes are an integral part of these financial statements"

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Company

Our lack of revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

From inception on February 5, 2015 through September 30, 2015, we have generated no revenue, and have incurred a loss of ($46,255.00). As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments resulting from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer, David F. Emery is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $15,000 in connection with this registration statement and thereafter $15,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Risks Related to our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer David F. Emery. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We may not be able to compete effectively against our competitors.

We are engaged in highly competitive field. Competition from other companies in the same field is intense and is expected to increase. Many of our competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than we do. In addition, other more adequately capitalized and established firms may enter our field. There can be no assurance that our competitors will not develop service offerings that are more effective than those being developed by us or that would render our service offerings obsolete or noncompetitive.

Our Business Model may not be sufficient to achieve success in our intended market

Our survival is dependent upon the market acceptance of a narrow group of services.  Should these service be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate products we can offer to ensure our survival.

Our clients may preclude us from representing multiple clients in connection with the same engagement or competitive matter; our other practices may be precluded from accepting engagements from clients with respect to the same or competitive matter for which another practice has been engaged to provide services; and we may be required to forego potential business prospects in order to win engagements, which could harm our revenues, results of operations and client relationships and engagements.

We follow internal practices to assess real and potential relationships between and among our clients, engagements, practices and professionals. For example, we generally will not represent parties adverse to each other in the same matter. Future relationships may require us to decline or resign from client engagements. New acquisitions may require us to resign from current client engagements because of relationship issues that are not currently identifiable. In addition, businesses that we acquire may not be free to accept engagements they could have accepted prior to our acquiring them because of relationship issues. Our inability to accept engagements from clients or prospective clients, represent multiple clients in connection with the same or competitive engagements, and any requirement that we resign from client engagements may negatively impact our revenues, revenue growth and results of operations.

If our former professionals go into business in competition with us or join our competitors, our client engagements and relationships could decline, financial performance and growth could slow or decline, and employee morale could suffer, and we may not have legal recourse.

Typically, our officers will have a close relationship with the clients they serve, not only based on their expertise but also on bonds of personal trust and confidence. Although our clients will generally contract for services with us as a company, and not with individual professionals, in the event that professionals leave, such clients would not be prohibited from hiring those professionals to perform future engagements. Clients could also decide to transfer active engagements to professionals who leave. The engagement letters that we typically enter into with clients do not obligate them to continue to use our services. Our proposed engagement letters permit clients to terminate our services at any time. Furthermore, while in some cases, the termination of an ongoing engagement by a client could constitute a breach of the client’s contract with us, we could decide that preserving the overall client relationship is more important than seeking damages for the breach, and for that or other reasons that are not currently identifiable, decide not to pursue any legal remedies that might be available to us. We would make the determination whether to pursue any legal actions against a client on a case-by-case basis.

All of our written employment agreements with our officers include noncompetition and non-solicitation arrangements. These noncompetition agreements have generally been drafted to comply with state “reasonableness” standards. However, states generally interpret noncompetition clauses narrowly. Therefore, a state may hold certain restrictions on competition to be unenforceable. In the event an employee departs, we will consider any legal remedies we may have against such professional on a case-by-case basis. However, we may decide that preserving cooperation and a professional relationship, or other concerns, outweigh the benefits of any possible legal recovery. Therefore, we may determine not to pursue legal action, even if available.

We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers would negatively impact our ability to sell our services, which could adversely affect our financial results and impair our growth.

The consulting services industry is highly competitive, and we may not be able to compete effectively.

The consulting services industry in which we operate includes a large number of participants and is intensely competitive. We face competition from other business operations and financial consulting firms, general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms and the internal professional resources of organizations. In addition, because there are relatively low barriers to entry, we expect to continue to face additional competition from new entrants into the business operations and financial consulting industries. Many of our competitors have a greater national presence and are also international in scope, as well as have significantly greater personnel, financial, technical and marketing resources. In addition, these competitors may generate greater revenues and have greater name recognition than we do. Our ability to compete also depends in part on the ability of our competitors to hire, retain and motivate skilled consultants, the price at which others offer comparable services and our competitors’ responsiveness to their clients. If we are unable to compete successfully with our existing competitors or with any new competitors, our financial results will be adversely affected.

.

After we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

Our ability to compete against other domestic and international enterprises will be, to a significant extent, dependent on our ability to distinguish our services from those of our competitors by differentiating our marketing approach and identifying attractive consulting solutions to market and sell. Some of our competitors have been in business longer than we have and are more established. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in reduced margins and loss of market share, any of which could materially adversely affect our profit margins after we commence operations and generate revenues.

Our ability to maintain and attract new business depends upon our reputation, the professional reputation of our consultants and the quality of our services.

As a professional services firm, our ability to secure new engagements depends heavily upon our reputation and the individual reputations of our consultants. Any factor that diminishes our reputation or that of our consultants, including not meeting client expectations or misconduct by our consultants, could make it substantially more difficult for us to attract new engagements and clients. Similarly, because we obtain many of our new engagements from former or current clients or from referrals by those clients or by law firms that we have worked with in the past, any client that questions the quality of our work or that of our consultants could impair our ability to secure additional new engagements and clients.

Our clients may terminate our engagements with little or no notice, which may cause us to experience unexpected declines in our profitability and utilization.

The engagement letters that we will typically enter into with clients do not obligate them to continue to use our services. Typically, our engagement letters permit clients to terminate our services at any time. If our clients unexpectedly cancel engagements with us or curtail the scope of our engagements, we may be unable to replace the lost revenues from those engagements, quickly eliminate costs associated with those engagements, or quickly find other engagements to utilize our professionals. Any decrease in revenues without a corresponding reduction in our costs will likely harm our profitability.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Although we have not yet generated significant revenues, general economic conditions could reduce our revenues after we commence operations.

We have not yet generated significant revenues. General economic conditions could have an impact on our business and financial results after we commence operations. The global economy in general remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels after we commence operations and generate revenues could result in lower demand for carbon mitigation and reduction services, thereby resulting in lower commissions, earnings and cash flows.

Our revenues, operating income and cash flows are likely to fluctuate.

We have experienced fluctuating revenues, operating income and cash flows and expect that this will occur from time to time in the future. We may experience fluctuations in our annual or quarterly revenues and operating income because of the timing of our client assignments, the types of assignments we are working on at different times, hiring trends and decreased productivity because of vacations taken by our professionals. This means our profitability will likely decline if we experience an unexpected variation in the number or timing of client assignments or during the third quarter when substantial numbers of professionals take vacations, which reduces their utilization rates.

Our financial results could suffer if we are unable to achieve or maintain adequate utilization of our professional staff.

Our profitability depends to a large extent on the utilization of our professional staff, which may be adversely impacted by:

➢	the number and size of client engagements;

➢	the timing of the commencement, completion and termination of engagements, which in many cases is unpredictable;

➢	our ability to transition our consultants efficiently from completed engagements to new engagements;

➢	the hiring of additional consultants because there is generally a transition period for new consultants that results in a temporary drop in our utilization rate;

➢	unanticipated changes in the scope of client engagements;

➢	our ability to forecast demand for our services and thereby maintain an appropriate level of consultants; and

➢	conditions affecting the industries in which we practice as well as general economic conditions.

The billing rates of our consultants that we are able to charge are also affected by a number of factors, including:

➢	our clients’ perception of our ability to add value through our services;

➢	the market demand for the services we provide;

➢	introduction of new services by us or our competitors;

➢	our competition and the pricing policies of our competitors; and

➢	general economic conditions.

If we are unable to achieve and maintain adequate overall utilization as well as maintain or increase the billing rates for our consultants, our financial results could materially suffer.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire Investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to Our Common Stock

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More

Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that this may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Anti-takeover protections under the Florida Business Corporation Act, or the FBCA, and other factors will make it more difficult to realize the value of an investment in the Company.

In general, the three principal ways that the stockholders of any company can realize a return on their investment are (i) to receive distributions (i.e., dividends) from the company, (ii) to sell their individual ownership interests to a third party, or (iii) to participate in a company-wide transaction in which they are able to sell their ownership interests, or an “exit event,” regardless of whether the exit event is voluntary (such as a friendly merger) or involuntary (such as a hostile takeover). There are significant impediments to the ability of a stockholder of the Company to realize a return on his or her investment in any of those ways. As stated elsewhere in this prospectus, we do not intend to declare or pay dividends in the foreseeable future.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company ; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the

SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

RYS & Company Management LLC beneficially owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

RYS & Company Management LLC beneficially owns 86.45% of all issued and outstanding shares; a substantial majority of our voting securities. As a result, currently, and after the offering, the company will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Even if the maximum amount of sales offered are sold, RYS will continue to beneficially own 30.13% of all outstanding shares. The Company’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Because RYS & Company Management LLC owns a substantial majority of our common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because RYS & Company Management LLC owns a substantial majority of our voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 10,000,000 shares of common stock.  As of the date of this prospectus the Company had 1,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 9,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states whose the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	500,000	1,000,000	1,500,000	2,000,000
Gross Proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000
Total Before Expenses	$500,000	$1,000,000	$1,500,000	$2,000,000

Offering Expenses
Legal & Accounting	$10,000	$10,000	$10,000	$10,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,750	$2,500	$3,500	$4,500
SEC Filing Fee	$50	$50	$50	$50
Total Operating Expenses	$13,800	$14,550	$15,550	$16,550

Net Offering Proceeds	$486,200	$985,450	$1,484,450	$1,983,450

Expenditures
Legal & Accounting	$30,000	$60,000	$90,000	$120,000
Office Lease & Equipment	$11,245	$44,980	$44,980	$44,980
Web Site Development	$15,000	$25,000	$35,000	$45,000
Software Development	$50,000	$100,000	$150,000	$200,000
Marketing & Advertising	$187,460	$396,970	$669,220	$831,470
Professional Services	$83,745	$156,000	$191,500	$255,000
Misc. Expenses	$7,500	$15,000	$30,000	$50,000
Salaries & Commissions	$86,250	$172,500	$258,750	$422,000
Debt Repayment	$15,000	$15,000	$15,000	$15,000
Total Expenditures	$486,200	$985,450	$1,484,450	$1,983,450

Net Remaining Proceeds	$0	$0	$0	$0

The above figures represent only estimated costs. However management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained.

We intend to use $15,000 of the net proceeds received by us from this offering to repay the principal amount under our outstanding promissory notes. The outstanding note payable to Ed Shradermeier in the amount of $15,000 matures on December 15, 2015, and bears interest at a rate of 12% per annum.

The principal purposes of the Offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and create a public market for our common stock.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us of the Offering.  The Company’s highest priority for use of proceeds raised in the Offering is payment of outstanding obligations of the Company. Our next priorities are to provide working capital and build a marketing and sales campaign. If we are successful in raising the entire offering, $325,000 of the $422,000 allocated for salaries and commissions will be used to compensate our officers and directors.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. We will have discretion in the way that we use the net proceeds and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the following: the amount of proceeds raised in this offering; identification of opportunities to acquire businesses or assets or engage in strategic alliances that we believe are in the best interests of our stockholders; demand for our consulting services; or other material unforeseen cash needs.

Depending on the outcome of these factors, our plans and priorities may change, and we may be required to apply the net proceeds of this offering differently than we currently anticipate, and it may be necessary to allocate more or less of the net proceeds to the categories described above. In the event that we decide to apply the net proceeds of this offering differently than we currently anticipate, we do not expect that we will decrease our estimated allocations to business development or selling and marketing to fund other expenditures or general and administrative expenses if doing so would have an adverse effect on the financial resources we believe will be necessary for us to pursue our business goals. Instead, we plan to allocate the proceeds of this offering in a way that least affects our business operations and growth. However, we anticipate that we will need to secure additional funding before we reach profitability.

In the event that we raise less than 25 percent of the offering, we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC

-	for sales and marketing; and

-	for implementation of our service offerings

Our current corporate offices are located at 423 Main Street, FL 2, Rockland, ME 04841. Our telephone number is 207.593.8307. The Company entered into a lease for the office effective March 31, 2015. The lease is for a term of twelve (12) months at a cost of $510 per month.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	our lack of significant revenues

-	our growth potential

-	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of September 30, 2015, our net tangible book value was $(46,256.00), or ($.046256) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by one million, “1,000,000”, the number of shares of common stock outstanding at September 30, 2015.

The following table sets forth as of September 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$442,324	$1,000,000	$1,500,000	$2,000,000
Post Offering Net Tangible Book Value Per Share	$0.29488267	$0.50000000	$0.60000000	$0.66666667
Pre-Offering Net Tangible Book Value Per Share	($0.046256)	($0.046256)	($0.046256)	($0.046256)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.34113867	$0.54625600	$0.64625600	$0.71292267
Dilution Per Share for New Shareholders	$0.70512	$0.50000	$0.40000	$0.33333
Percentage Dilution Per Share for New Shareholders	70.51%	50.00%	40.00%	33.33%

Capital Contribution by Purchasers of Shares	$500,000	$1,000,000	$1,500,000	$2,000,000
Capital Contribution by Existing Shares	$750	$750	$750	$750
% Contribution by Purchasers of Shares	99.85%	99.93%	99.95%	99.96%
% Contribution by Existing Shareholder	0.15%	0.07%	0.05%	0.04%
# of Shares After Offering Held by Public Investors	500,000	1,000,000	1,500,000	2,000,000
# of Shares After Offering Held by Existing Investors	1,000,000	1,000,000	1,000,000	1,000,000
Total Shares Issued and Outstanding	1,500,000	2,000,000	2,500,000	3,000,000
% of Shares - Purchasers After Offering	33.33%	50.00%	60.00%	66.67%
% of Shares - Existing Shareholder After Offering	66.67%	50.00%	40.00%	33.33%

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 2,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by David F. Emery, an officer and director of the registrant. Mr. Emery will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Emery. Mr. Emery is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Emery primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Emery has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 2,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, this only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

If we become able to have our shares of common stock quoted on the OTCQB and OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB and OTCBB, it is a necessity to process trades on the OTCQB and OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB and OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	The basis on which the broker or dealer made the suitability determination, and

-	That the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 10,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 1,000,000 shares of common stock issued and outstanding held by three (3) shareholders, RYS & Co, Inc., (925,000), our Chief Executive Officer David F. Emery (50,000), and Deborah J. Sanderson (25,000).

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. These are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer, LLC will act as the registrant's transfer agent.

Authorized but Un-issued Capital Stock

Florida law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Florida corporation, we are subject to the Florida Revised Statutes ("NRS" or "Florida law"). Certain provisions of Florida law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties.

The Florida Business Corporation Act allows our directors and officers, in exercising their powers to further interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Dissenters' Rights.

Among the rights granted under Florida law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Florida law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

-	Listed on a national securities exchange;

-	Included in the national market system by the Financial Industry Regulatory Authority or

-	Held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.

The Florida Business Corporate Act also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

-	The Articles of Incorporation and all amendments thereto;

-	Bylaws and all amendments thereto; and

-	A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged of all persons who are stockholders of the corporation, showing their places of residence, if known and the shares held by them respectively.

In lieu of the stock ledger or duplicate stock ledger, Florida law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, with the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions.

The Florida Business Corporation Act contains provisions that may prevent any person acquiring a controlling interest in a Florida-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Florida as reflected on our stock ledger. While we do not yet have the required number of shareholders in Florida or elsewhere it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Florida law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under Florida law, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with other, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with other, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Florida statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply. Moreover, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

BUSINESS OPERATIONS

The company was incorporated on February 5, 2015 in the state of Florida. Due to startup costs, legal and accounting expenses, the Company has incurred a net loss of ($46,906) from inception February 5, 2015 to September 30, 2015.

We are an independent provider of financial and operational consulting services. Our highly experienced and credentialed professionals employ their expertise in accounting, finance, economics and operations to provide our clients with specialized analysis and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities. Our financial consulting services help clients effectively address complex challenges that arise from litigation, disputes, investigations, regulation, financial distress and other sources of significant conflict or change. Our operational consulting services help clients improve the overall efficiency and effectiveness of their operations, reduce costs, manage regulatory compliance and maximize procurement efficiency.

Services

REGULUS provides end-to-end financial, business consulting and capital formation services to our clients. The Company utilizes independent sales personnel working in Florida and Illinois to generate additional clients and investors. The Company also generates clients and investors from its directors’ broad network of business contacts. The services that are being offered are as follows:

Business Organization

Business Plans

Investment Memorandums

Start-up Capital Formation

Venture Capital Origination

2nd and 3rd Stage Financing

Mezzanine Financing

Project Financing

Leverage Recapitalization

Going Public

Investor Relations Services

Market Research

Business Structure

Allocation of Income

Leasing Considerations

Ownership of Real Estate

Overhead Reduction

Debt Restructuring

Fringe Benefits

Business Transfer Methods

Executive Compensation Planning

Identify Target Companies Valuations & Due Diligence Strategic Negotiations Acquisition Financing Memorandums of Sale Identify Target Markets Strategic or Financial Buyers Estate Preservation	Obtain Public Entity Make SEC Compliant Capital Needs Analysis Equity Restructuring Capital Restructuring Asset Valuation On-going Compliance Business Reorganization

Capital Formation

REGULUS has developed a wide array of resources from which to develop a capital formation plan and arrange funding tailored to the specific requirement. Our plan will provide a structure that is designed for the financial community (both equity and debt financing). Areas of service include:

➢	Institutional Debt and Equity

Through their extensive business experience, our directors have built strong personal relationships with managers of financial institutions and large underwriters that can facilitate anywhere from $1 million to $50 million in emerging growth companies. We do not have any formal agreements in place with these parties, and as of the date of this prospectus, we have not engaged in any business dealings with these parties. However, we plan to utilize these relationships and contacts to facilitate potential financing opportunities for our clients. These contacts can also arrange underwritings from $5 million to $50 million. We look for companies with strong historic business, sound management teams and proprietary products and/or unique services.

➢	Traditional Debt and Lines of Credit

Through their years of experience, our directors have built strong business relationships with the managers of commercial banks, national lending facilities, asset based lenders and our understanding of this market will allow us to assist client companies in finding the correct lender for their needs. As of the date of this prospectus, we have not engaged in any formal dealings or entered into any agreements with any of these parties.

➢	Accounts Receivable and Factoring

Our multiple relationships for sourcing in this community allow us to choose the correct entity to fund specific requests at reasonable terms.

➢	Partnerships and Joint Ventures

In some instances, it is advantageous to research industry partners who can accelerate the process of driving the business to a higher level. Our directors have a substantial list of business contacts that have provided funding via a variety of creative methods.

➢	Bridge Funding

We have developed relationships with multiple sources specializing in this area. We assist in structuring creative terms that best serve our clients.

➢	SBA Loans, Equipment Leasing & Sales Leaseback, Commercial Real Estate

These relatively traditional arenas are often confusing for business owners. We alleviate this frustration by providing a wide array of sourcing and packaging assistance.

➢	Stock Loan Program

One of our consortiums specializes in collateralized / asset backed lending, and together, we provide financial solutions for publicly traded companies and their shareholders. Our directors have experience in facilitating loans for companies traded on the NYSE, AMEX, NASDAQ, and OTCBB, as well as for their officers and shareholders as well as many foreign exchanges. Borrowers can either be companies or individuals.

➢	Commercial Finance

REGULUS is one of a select group of corporate financial consultants that has in-house advisory and consulting services that can assist clients with full access to commercial lending facilities. These services include lines of credit, purchase order financing, asset based lending, letters of credit, leasing and traditional credit facilities.

➢	Private Placements, Public Offerings, and Syndication

Through the combined relationships with licensed NASD brokerage firms, we are prepared to assist our clients with the structuring and the raising of capital for both private and public offerings.

Corporate Financial Consulting

REGULUS provides full-service, extensive corporate financial consulting advice to corporate clients. We specialize in the micro-cap and small cap private and public markets. Our expertise in the capital markets along with our understanding of specific industry sectors and our approach of working closely with management, assures our clients that they will have the necessary means to meet their objectives and optimize their ability to succeed.

Clients benefit from our strong relationships with the financial community, the business brokerage community, and the professional services community (attorneys and accountants), enabling us to enhance the quality and quantity of contacts with prospective financiers, acquirers, merger and joint ventures or investment partners. We prepare a descriptive memorandum of the client’s business for use in discussions with prospective companies, provide due diligence assistance, assist in negotiations and the structuring of transactions, and assist in developing corporate strategies for growth.

REGULUS is a full service, customer service, detail-oriented organization providing the following:

➢	Capital Markets Strategic Advisory

REGULUS works directly with its corporate executives to provide a complete merger and acquisition (M&A) package including interim and long-term financing, and strategic consulting. We have developed relationships with business brokers, attorneys and accountants, forming a network of professionals to partner in M&A efforts. REGULUS has the knowledge, experience and relationships to bring buyers and sellers together, along with creative financing strategies to get deals done.

With our active presence in the public markets, we have a substantial base of candidates. Our requirement for internal due diligence insures that we can execute transactions with accuracy. Through our corporate financial consulting affiliations, we are creating an organized exchange of merger and acquisition candidates.

➢	National Brokerage Network

REGULUS’s broad resources include a nationwide business contact network consisting of managers of broker/dealers and investment banks focused specifically on catering to the Micro-Cap and Small Cap Sector. Many of the financial companies specialize in providing emerging growth companies with services and tools necessary for companies to better achieve their business goals and maximize shareholder value. In addition to sending out research reports to members within the broker network, REGULUS continually works with its affiliates on enhancing and providing the most complete financial products and services.

➢	Shareholder Enhancement Services

REGULUS can offer investor relation services or arrange for an IR firm specializing in Micro-Cap and Small-Cap Companies in enhancing investor awareness by providing customized, comprehensive, and cost-effective solutions for investor relations. These firms, in coordination with REGULUS, will work with client companies to plan and execute strategies to broaden their investor support while creating awareness among investor and corporate audiences. Services typically include:

•	Strategy Development

•	Corporate Profiles

•	Analytical Services

•	Presentations

➢	Documentation and Due Diligence

These services are critical for both emerging companies and dynamic mature companies. With proper documentation and due diligence materials, we can attract capital of all types and/or arrange for debt instruments, actively analyze merger and acquisition strategies and communicate this information to the financial community. This discipline is essential before we make any investment or take on any client. These services include full documentation, due diligence, evaluation, and the formation of an integrated business plan designed to create a high degree of interest as well as attract capital and investment interest at all levels.

➢	Documentation Services

REGULUS’s Technical Writing and Accounting staff has extensive experience in presenting documents for various financing venues. By submitting the appropriate material for each funding venue, we are able to control, focus, or expand our presentation of information in order to execute the desired funding. We realize that the professional compilation of data and the delivery of complete due diligence can be critical to financing, mergers and acquisitions, and the general success of your business development.

Mergers & Acquisitions

The key principle behind buying a company is to create shareholder value over and above that of the sum of the two companies. Two companies together are more valuable than two separate companies at least, that's the reasoning behind M&A.

This rationale is particularly alluring to companies when times are tough. Strong companies will act to buy other companies to create a more competitive, cost-efficient company. The companies will come together hoping to gain a greater market share or achieve greater efficiency. Because of these potential benefits, target companies will often agree to be purchased when they know they cannot survive alone.

What can companies do to increase their chances of completing a successful merger or acquisition? Proper planning and development of a clear, focused vision of integration goals, establishing a realistic timetable, recognizing and understanding differences in the corporate cultures, and managing risk are crucial.

What do successful mergers and acquisitions have that these do not? REGULUS can ensure that they achieve the benefits they hope for in an M&A transaction by:

•	Planning properly

•	Developing a clear and focused vision of integration goals

•	Setting a realistic timetable

•	Understanding the differences in corporate cultures

•	Managing risks

A successful merger integration effort increases resource commitments throughout the process and clearly defines and communicates the objectives and risks of the integration. REGULUS's merger services solution offers end-to-end advisory services on the merger and acquisition from strategy development and financial analysis, to organizational integration, optimization and transaction execution. This solution is focused on supporting and rapidly achieving merger goals especially in cases where the client is achieving less than expected results.

REGULUS’s merger services solutions include:

➢	Transaction Strategy and Target Selection: Enables corporations to evaluate their strengths and weaknesses and how acquisitions or divestitures may enhance their strengths and/or mitigate their weaknesses.

➢	Financial Advisory: Helps companies through various phases of the merger and acquisition process.

➢	Due Diligence: Allows organizations to assess operational and financial alignment of the target through interviews and data analysis.

➢	Integration Planning & Management: Assists organizations in reducing immense operational and organizational disruptions. Our assistance can include pre-merger planning through post-merger integration.

➢	Organization & Workforce Integration: Examines the human aspects and implications of the transaction. Our services include managing people risks through cultural integration, change management, leadership development, strategic communications, and retention planning.

The REGULUS merger services team can provide the business with a competitive advantage and can help the client increase his probability of success.

Business Development Company (BDC) Consulting

REGULUS provides full-service, extensive Business Development Company consulting advice to corporate clients. Our expertise along with our understanding of suitable BDC industry sectors and our approach of working closely with management assures clients they will have the necessary means to meet their objectives and optimize their ability to succeed.

Business Development Company’s (BDC) are specially regulated retail investment companies that typically make private equity investments in small and middle-market companies. BDC’s are sponsored by private equity groups generally focused on mezzanine round equity and debt investments. BDC’s are subject to the provisions of the Investment Company Act of 1940 (the 1940 Act). BDC’s have greater flexibility than do typical registered funds to use leverage and to engage in certain affiliate transactions with portfolio companies. BDC’s are subject to the Sarbanes-Oxley Act of 2002 and other public company rules and regulations.

BDC’s appear to be attracting attention for a number of reasons:

➢	Liquid Capital. BDC’s allow investors and fund managers the same degree of liquidity as other publicly traded investments.

➢	New Investors. BDC’s provide access to the public markets; shareholders are not required to meet income, net worth or sophistication criteria. Retail investors may welcome this opportunity to gain access to the private equity market managed by major private equity players.

How are BDC’s regulated? The Small Business Investment Incentive Act of 1980 was enacted to promote public investment in private companies and to enable BDC’s to compete with private venture capital enterprises. The SEC modified certain provisions of the 1940 Act, providing BDC’s with more flexibility than typical open-end funds to issue derivative securities, to use leverage and to engage in affiliated transactions with portfolio companies.

➢	Eligible Investments. The BDC structure is intended to promote investment in “eligible portfolio companies.” Eligible portfolio companies are generally private U.S. companies that are not investment companies and that do not have outstanding margin securities or a class of securities listed on a national exchange. In general, the 1940 Act requires that BDC’s have at least 70 percent of their total assets in eligible assets that include:

•         Eligible portfolio companies (generally smaller private companies); and

▪	Cash, government securities or high-quality debt securities maturing one year or less from the time of investment.

➢	Leverage. With respect to leverage, any debt or senior security issued by a BDC must have asset coverage of 200 percent (i.e., debt and senior securities cannot exceed half of the BDC’s total assets), and no dividends can be declared on common stock unless the BDC’s debt and senior securities have asset coverage of 200 percent.

➢	Affiliate Transactions. BDC’s have greater flexibility than typical closed-end funds to engage in certain affiliated transactions. Unlike closed-end funds, a BDC may generally engage in a transaction between itself and a person who is directly or indirectly controlled by the BDC and certain affiliates of such person. Certain transactions involving a BDC and its affiliates require prior approval by a majority of the BDC’s disinterested directors on the basis that the transaction’s terms are reasonable and fair to the BDC’s shareholders and the transaction is consistent with the interests of the BDC’s shareholders and policies.

➢	Management. The 1940 Act requires that a majority of the directors or general partners of a BDC must be persons who are not interested persons of the BDC. The officers of a BDC may manage the BDC, or an external manager may be appointed pursuant to an investment advisory contract.

➢	Derivatives. Unlike traditional investment companies, which are subject to certain board and shareholder approval requirements and certain other limitations, BDC’s are able to issue derivative securities, including options, warrants and rights that convert to voting securities.

➢	Organization. BDC’s are required to be organized under the laws of, and have their principal place of business in, the United States. Like mutual funds, BDC’s are generally formed in Maryland due to state laws intended to discourage takeovers and proxy contests.

➢	Filings. BDC’s are required to (1) file a notice with the SEC pursuant to which the BDC elects to be treated as a BDC; (2) register a class of equity securities under Section 12 of the Securities Exchange Act of 1934; and (3) file reports — including 10-Qs, 10Ks and 8-Ks — like those field by publicly traded operating companies.

Marketing

REGULUS strategy is to focus on the Company’s base of buy-side, sell-side and merger & acquisition business transactions. While the buy-side and sell-side of transactions has changed little in the Company’s history, the Company recognizes that more value can be brought to the transaction, which will deliver a better quality transaction.

Through our expansion plan, augmented by a combination of trade advertising, website presence, targeted direct mail, and independent Business Development Advisors and affiliates, the Company will aggressively market our services to our target market. Once the Company signs a client, the Company applies the highest professional standards to deliver our services in a timely manner to meet the client needs.

Business development is accomplished by utilizing an existing network and or expanding its presence through:

➢	Business Brokers;

➢	Real Estate Brokers;

➢	CPA’s;

➢	Attorneys;

➢	Management Consultants;

➢	Insurance Brokers;

➢	Investment Bankers;

➢	M&A Consultants;

➢	High Net-Worth Investors

➢	Private Equity Groups; and

➢	Angel Groups.

➢	Business Clubs;

➢	Rotary;

➢	Social Networking business sites (i.e.: LinkedIn – Referral Key - Maven)

➢	Sponsored Events

➢	Advertising

There are two marketing channels that REGULUS addresses as part of its business model.

➢	Out bound promotion of our services to the small business in the form of newsletters, blogging, networking events and individual contacts by our Partners in localized markets.

➢	Out bound promotion of client opportunities to Venture Capitalist, Private Equity Groups, High Net-Worth Individuals, Family Offices, and Corporate & Individual Buyers.

Both of these channels will benefit from aggressive outbound electronic media and social networking in which REGULUS will reach out to hundreds of potential clients, helping drive visitors to our websites and blogs and creating leads once we have deployed the Associate Partnership network.

In recent months REGULUS, through direct mail, blogging and Network sites, has been in direct communication with over 121 investors and/or Private Equity firms, all of whom are looking for qualified transactions.

The Company’s management has established an extensive network of business contacts, which we hope to utilize in potential future transactions. These business contacts include individuals with access to funding sources, other financial resources and third-party outsourcing. Although the Company has no formal agreements or relationships in place with any of these individuals or funding sources, our management has built established personal relationships with these individuals and can submit potential transactions to them for consideration. This network of contacts, diversified in terms of size of deal, type of investment and nature of business, is critical to the timely completion of acquisition transactions. One focus of the Company’s principals is to concentrate on expanding its network of reliable sources to meet the projected financing requirements of a broader array of clients.

Developing readily accessible sources of financing will allow the Company the flexibility by which to have available options and alternatives to better service its clients. The Company already maintains a database of which it has availed itself and provides its clients with various alternate forms of financing. This expanding database is composed of insurance companies, pension funds, financial institutions, credit companies, private investors, and broker dealers.

Marketing Implementation Overview

Establishing and meeting specific milestones are the activities that turn a document into a true plan of action. Specific and measurable implementation activities are the fundamental building blocks of success, but setting milestones is not enough. Measuring progress in meeting the milestones, tracking actual results, comparing plan-vs.-actual results, and making adjustments necessary are all part of good management. Each element of a successful plan must specify: (1) what is to be accomplished; (2) by whom; and (3) by when. In our plan, the Company will apply the “SMART” acronym to help in our goal setting. Each goal, objective, or program must meet the following criteria: specific, measurable, achievable, realistic, and time-bound.

Marketing Contingency Planning

The most likely changes in the REGULUS marketing plan are phased adjustments to tailor plan actions and milestones to actual conditions. The Company closely tracks every facet of our development and makes necessary revisions on an ongoing basis.

The most probable changes will come from:

➢	Technology to support operations:

The Company expects to update and upgrade our software, as necessary, to perform specific functions for REGULUS and systems to track operations. Since the Company plans major use of the Internet, the Company plans this as an ongoing task.

Staffing

The successful implementation of our business plan requires competent staff. As a contingency, the Company may have to outsource some technical function as the Company grows. However, our desired contingency plan is based upon workload sharing among professionals to achieve two objectives:

•         Applying the requisite talent to meet project (client) needs; and,

•         Increasing professionals’ revenues through sharing work/tasking.

Client Engagements

On March 25, 2015, the Company entered into an agreement with Morningstar Services of Irvine, California. This engagement represents our only client engagement to date. The term of the agreement begins on March 26, 2015 and will continue until April 1, 2016. At the end of the term, the agreement shall continue in perpetuity until terminated by either party on at least forty-five (45) days prior notice.

The agreement, in relevant part, provides that the Company will provide its consulting services to Morningstar for a fee of $75,000. The $75,000 will be paid as follows: $37,500 cash in four installments; (a) $17,500 upon engagement; (b) $20,000 at $5,0000 per month for four months; and (c) $37,500 in company stock at 50% of the IPO price (e.g. $1.00 per share sale price= $0.50 per share, and thus 75,000 shares).

The Company will also receive payments of $10,000 per month for services rendered starting after the effective date of a successful Form 10 filing and for twelve (12) consecutive months thereafter. Additionally, the Company will be reimbursed for all necessary and reasonable expenses preapproved by Morningstar that the Company incurs in the performance of its duties under the agreement.

Pursuant to this consulting agreement, the Company will provide Morningstar with independent strategic advisory and consulting services pertaining to Morningstar’s business development. The purpose of the agreement is for the Company to provide Morningstar with corporate strategy, management, restructure, and related consulting services in respect to the preparation and filing of a Form 10 filing and public listing for Morningstar or its nominee. The Company will make efforts to arrange financing for Morningstar, develop new clients, and assist Morningstar and its legal and accounting advisors in collecting and/or preparing the documentation necessary to present to potential clients and/or investors, and assist Morningstar in the formation of supplementary Limited Partnerships.

This engagement represents our only customer. As such we are reliant upon that customer for all of our income. We anticipate that as we are able to market our services, we will be able to increase the number of customers using our services. Notwithstanding the foregoing, we believe that for the next twelve months we will be dependent upon a relatively small number of customers for our income.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We do not intend to obtain any additional trademarks or patents. The Company has not entered into any franchise agreements or other contracts have given, or could give rise to obligations or concessions.

Research and Development

We are not currently conducting any research and development activities.

Governmental Regulation

We are not subject to any material government regulation. However, there is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

We are also, to a lesser extent, subject to various other rules and regulations such as:

•	the Gramm-Leach-Bliley Act which governs the disclosure and safeguarding of consumer financial information;

•	various state and federal privacy laws;

•	the USA PATRIOT Act;

•	restrictions on transactions with persons on the Specially Designated Nationals and Blocked Persons list promulgated by the Office of Foreign Assets Control of the Department of the Treasury;

•	federal and state “Do Not Call” and “Do Not Fax” laws;

•	“controlled business” statutes, which impose limitations on affiliations between providers of title and settlement services, on the one hand, and real estate brokers, mortgage lenders and other real estate providers, on the other hand; and

•	the Fair Housing Act.

We are subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices.  In particular, under federal and state financial privacy laws and regulations, we must provide notice to consumers of our policies on sharing non-public information with third parties, must provide advance notice of any changes to our policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties.  Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies.  These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

In many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services.  These issues may take years to resolve.  In addition, new state tax regulations may subject us to additional state sales and income taxes.  New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business.  These taxes could have an adverse effect on our cash flows and results of operations.  Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Competition

The Company competes in a variety of service businesses offering financial and operational consulting services. We believe many organizations are facing increasingly large and complex business disputes. Concurrently, we believe increased competition and regulation are presenting significant operational and financial challenges for organizations. Distressed companies are responding to these challenges by restructuring and reorganizing their businesses and capital structures, while financially healthy organizations are striving to take advantage of business opportunities by improving operations, reducing costs and maximizing revenue. Many organizations have limited dedicated resources to respond effectively to these challenges and opportunities. Consequently, we believe these organizations will increasingly seek to augment their internal resources with experienced independent consultants like us.

The majorities of our competition are better capitalized and have captured a larger share of the market. While there can be no assurances that the company will ever be able to compete effectively, maintain current fee levels or margins, or maintain or increase its market share, based on its competitive strengths, the Company believes that it can develop the sales infrastructure to operate in this highly competitive industry. The ability to do so, however, depends upon the company’s ability to, introduce our services to key decision makers in larger companies and firms.

Pricing

Costs associated with the customer acquisition, retention, overhead and management and continued servicing are budgeted individually for each projects. Contingencies are allowed for as deemed necessary. Then market pricing will be reviewed based on current competitors’ prices, along with a market survey of the satisfaction with these prices and the associated services. Management is of the opinion that the pricing of our services, will represent a savings to the customer, and yet still provide better-than-market returns on sales.

Business Strategy

Our primary financing need has been to fund our growth. Our growth strategy includes hiring additional consultants and expanding our service offerings through existing consultants, new hires or acquisitions. The company’s growth plan is focused on the achievement of three primary objectives:

We intend to fund such growth over the next twelve months with funds generated from operations, and proceeds from our initial public offering.

We believe cash generated from operations and the initial public offering will be adequate to fund this growth.

The Company intend to develop new client relationships primarily by leveraging the significant contact networks of our management team through referrals. In addition, we believe we will attract new clients by building our brand name and reputation and through our marketing efforts. We anticipate that our growth efforts will continue to focus on identifying strategic target accounts that tend to be large companies.

Revenue Model

REGULUS earns its revenue primarily through Funding Transactions and Consulting Fees. The Company is targeting individual small-and-mid-cap companies to provide capital formation and consulting services. The company’s experienced staff conducts due diligence, negotiation and deal structuring to provide capital formation services for individual small-and-mid-cap companies. REGULUS earns revenue through Consulting Fees for Mergers and Acquisitions, Financial and BDC Consulting assignments. REGULUS raises capital from private accredited investors, institutional pension funds, retail private and public investors, banks and other financial institutions.

REGULUS offers several products and services. Those products and services include: Engineering of a Public Company©; going public with a Direct Public Offering (DPO); soft Leveraged Buyouts (SLBOs); mergers and acquisitions (M&A); government relations; crisis management; buy-side/sell-side listings; and the formation and management of a Business Development Company (BDC).

Objectives

By focusing on principal services areas, REGULUS provides exemplary professional services that result in better-than-average results for clients. For example, REGULUS:

➢  Differentiates itself from competitors in the marketplace through focused services;

➢  Differentiates itself from competitors in the Company’s depth of understanding of the unique needs of both the buy-side and sell-side of the M&A process;

➢  Knows how to overcome capital constraints in troubled markets;

➢  Differentiates itself from competitors through the value and scope of the Company’s comprehensive services and related products;

➢  Establishes a standard of excellence for delivery of products and services to support the Company’s target market; and

➢  Becomes a significant player in the targeted markets.

REGULUS’s approach and services are designed to provide our clients with a “one-stop shop” for compliance, capital formation and funding advisory services. REGULUS clients who leverage our wide-range of services and capabilities experience efficiencies from the cross-utilization of our experienced professionals.

Providing additional professional service offerings.

We will continue to develop and consider entry into new professional service offerings centered on operational consulting. When evaluating new professional service offerings, we consider: cultural fit, growth potential, profitability, cross-marketing opportunities, and competition.

We have developed the following business strategies to achieve these objectives  :

➢	Hire and retain highly qualified, experienced, associates. We believe our highly qualified, experienced third party associates will provide us with a distinct competitive advantage. Therefore, one of our priorities is to attract and retain experienced individuals with backgrounds in the area of financial consulting. We believe we will attract and retain qualified professionals by providing challenging work assignments, competitive compensation and benefits, and continuing education and training opportunities, while offering flexible work schedules and more control over choosing client engagements.

➢	Build consultative relationships with clients. We will emphasize a relationship-oriented approach to business rather than a transaction-oriented or assignment-oriented approach. We will regularly meet with our existing and prospective clients to understand their business issues and help evaluate needs. Once a project is defined, we will identify with the appropriate skills and experience to meet the client’s needs. We believe that by establishing relationships with our clients to solve their needs, we are more likely to generate new opportunities to serve them.

➢	Provide methods, and practices that drive tangible results. Our technology recommendations will provide an integrated approach to identifying, acquiring, and retaining customers in order to help organizations maximize the value of customer interactions and improve corporate performance. The company’s computer systems will be designed to help organizations perform and coordinate their operations across multiple communication channels (i.e. Internet, telephone, fax, e-mail, and in person) while providing their customers with a single, consistently high standard of service.

➢	Our objective is to build the REGULUS brand as the premier provider of financial and operational consulting services. Our primary means of building our brand is by consistently providing high quality, value-added services to our clients. In addition, we will have ongoing marketing efforts that will reinforce the REGULUS brand.

Employees

With the exception of David F. Emery and Deborah J. Sanderson, we have no other full time employees. Mr. Emery will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only.

In addition we may rely, from time to time, on independent contractors to assist us in marketing and providing our services. To such end, on April 16, 2015, the Company entered into an Independent Contractor Agreement with Raj Shah pursuant to which Mr. Shah has agreed to provide services to the Company and the Company’s customers as the Company’s Senior Vice President for Business Development. The Contract is for an indefinite term and is a commission-only compensation arrangement that provides for a percentage of twenty (20%) percent of all fees for public sponsored transactions; twenty (20%) percent of flat fees and fifty (50%) of net completion fees for private business listings; and twenty (20%) percent up to a maximum of thirty (30%) percent of consulting engagements in which the client was first introduced to the Company by Mr. Shah.

The Company has also issued 70,000 common shares to Mr. Shah in a stock purchase agreement for a total of $35,000.

We do not have any other written agreements with any of our officers or directors.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate offices are located at 423 Main Street, FL 2, Rockland, ME 04841. Our telephone number is 207.593.8307. We lease the space pursuant to a one-year written lease with the owner of the building. Our rental rate is $510 per month.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
David F. Emery	66	Chief Executive Officer, Director
Raj Shah	51	SVP Business Development, Director
James Jenkins	59	Chairman of the Board of Directors and Advisor to the Company

David F. Emery

Mr. Emery is our Chief Executive Officer and Director. Mr. Emery shares over forty years of private enterprise and government sector experience. From April 2011 to September 2012, Mr. Emery served as the Deputy Commissioner of the Maine Department of Administrative and Financial Services. Currently, Mr. Emery is the owner and president of the consulting firm “Scientific Marketing & Analysis” to provide public opinion polling and analysis; public policy guidance for Maine businesses and interest groups; political consulting and strategy development for market-oriented candidates and for non-partisan referendum issues; and legislative and government relations. He has held his position as owner since February 1988. Mr. Emery also served as a partner in the research-consulting firm Demographic Strategies from March 1998 until November 2013.

Mr. Emery has served as the Interim President of Thomas College in Waterville, Maine as well as on its Board of Trustees. Mr. Emery’s government service includes four years in the Maine Legislature and eight years in the U.S Congress. Mr. Emery is a Worcester Polytechnic Institute graduate having earned his B.S., Electronic Engineering, in 1970.

The Company believes that Mr. Emery’s experience in advising business enterprises on across a wide range of matters including business development and process improvement make him an ideal candidate for the position of Chief Executive Officer.

Raj Shah, SVP of Business Development

Mr. Shah brings 26 plus years of exceptional and progressive experience in leadership, management and software engineering. Raj is an accomplished and award-winning leader and seasoned executive in driving global business growth by implementing dynamic product/project /solutions and eager to utilize stellar background and experience with a focus on maximizing success and quick results. He worked on complex software engineering assignments and led many global product and portfolio teams cross-functionally within a corporation.

Mr. Shah’s primary experience is in the telecommunications manufacturing industry involving specific knowledge areas of hardware platforms, software, data center and applications for wireless / IP / wireline networks and related industries. He has 3 Masters Degrees from ivy-league type schools; Managerial Communications from Northwestern University, Business Administration from Illinois Institute of Technology and Computer Science from DePaul University. Mr. Shah won 3 Bell Labs’ President’s Award, Chairman’s Team Quality Award and several cultural and leadership awards over 27 years of employment at AT&T/Lucent Technologies/Alcatel-Lucent. He currently serves as the associate managing principal at AT&T/Lucent Technologies/Alcatel-Lucent, a position he has held since 2013. Prior to becoming a managing principal, Mr. Shah served as associate director for the company from 2011 to 2013. He was also senior product line manager from 2009 through 2011.

James E. Jenkins

Mr. Jenkins COB, brings over 36 years of diversified experience in senior management, manufacturing operations, SEC public company experience to include CEO and COB, investment banking, real estate and commodities market. He has over 25 years’ experience in raising capital and structuring financial transactions in manufacturing, real estate and commodities. He has complete deal making experience including public offerings, private placement and M&A transactions, bond offering, commercial real estate construction and commodities. He has managed multiple functions including finance, operations, due diligence, and has experience with financial institutions, investors, stock exchanges and SEC.

Mr. Jenkins is currently the President of RYS & Company Management LLC, a consulting firm and strategic business solutions firm providing services to companies requiring cutting-edge advice in the area of corporate growth strategies. He has held this position since 2014. Mr. Jenkins also serves as a senior consultant to RYS & Co. General Partnership, a merchant bank tha t functions in several related areas of business and finance, a position he has held since 2009. From 2010 to 2014, prior to joining RYS & Company, Mr. Jenkins was the Director of Tradecom USA, Inc., a privately owned boutique trading firm. Mr. Jenkins was also the CEO of Cali Holdings Inc., a publicly traded closed-end, non-diversified management investment company under the Investment Company Act of 1940, a Business Development Company (BDC), from 2003 through 2005.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

-	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

-	Being found by a court of competent jurisdiction (in a civil action), the Commission or the CFTC to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated,

-	Having any government agency, administrative agency or administrative court impose an administrative finding, order, decree or sanction against them as a result of their involvement in any type of business, securities or banking activity,

-	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity,

-	Having any administrative proceeding been threated against you related to their involvement in any type of business, securities or banking activity

Executive Compensation

The Company issued 925,000 common shares to RYS & Company Management LLC, purchased for $650 in cash from corporate funds. Jim Jenkins, our Chairman of the Board, exercises the voting rights of these stocks.

Mr. Emery, our CEO and Director, purchased his 50,000 common shares for $32.50 in cash from personal funds.

Aside from these common share issuances, we have not paid any other compensation to our officers. We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such. No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholder is 423 Main Street, FL 2, Rockland, ME 04841.

Name	# of Shares of Common Stock	Percentage
David F. Emery	50,000	5.00%
RYS & Company Management(1)	925,000	92.50%
Deborah J Sanderson	25,000	2.50%
Raj Shah	0	0.00%
All Exec. Officers & Directors	1,000,000	100%

(1)	– Jim Jenkins, our Chairman of the Board, exercises sole and complete ownership and voting rights of all shares owned by RYS & Company Management LLC.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws while applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 1,000,000 shares of common stock outstanding as of September 30, 2015

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of David F. Emery, and Jim Jenkins. Jim Jenkins is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

RYS & Company Management LLC owns 925,000 shares for which they paid $650. RYS Company Management LLC has one member, RYS & Company, LP. Jim Jenkins is the majority partner of RYS & Company, LP and therefore has the ability to control the voting of the shares. Ed Schradermeier is also a minority partner of RYS & Company, LP

Advances from related parties

Mr. Ed Schradermeier has extended a loan to the Company in the amount of $15,000.00. The advancement was made on December 15, 2014 and will mature on December 15, 2015, as evidenced by the written promissory note of even date therewith. The note calls for 12% interest only payments to be paid monthly beginning on March 15, 2015. Of the $15,000 available on the note, to date, the Company has only borrowed $6,250. These funds have been used for working capital to date. As of the date of this prospectus, the Company has made no payments of principal on this note, and $6,250 in principal is currently outstanding. The Company has not paid interest on this loan as of the date of this prospectus.

Under the terms of this note, in the event that we fail to complete payment after maturity of the loan, any unpaid principal will accrue interest at a rate of 18% per annum or the maximum rate allowed by law, whichever is less. Additionally, late charges of 5% of the scheduled payment will be added to any payment received more than 15 days after its due date. If we fail to make a payment under the note, and such failure is not cured within 30 days after written notice of default, the holder of the note may declare all outstanding sums to be immediately due and payable.

Additionally, the note stipulates that Mr. Schradermeier is entitled to $15,000 in REGULUS company stock at 50% of the IPO price, as well as price protection if the stock price drops below the conversion price at the time of IPO. Mr. Schradermeier is also guaranteed a return on invested capital of $15,000, repayment of $30,000 at maturity.

Related Party Stock Issuance:

On April 16, 2014, Raj Shah entered into a stock purchase agreement with the Company for the purchase of 70,000 shares of the Company’s common stock at a price of $0.50 per share for a total of $35,000. The total is payable to the Company in two installments of $17,500, with the first due upon signing of the agreement and the second payment due 120 days from the execution of the agreement.

Raj Shah executed a promissory note in favor of the Company in the principal amount of $35,000. The note was given in exchange for the issuance of 70,000 shares of the Company’s common stock to Mr. Shah. The note is payable in two installments in $17,500 and carries an interest rate on the unpaid principal of 1% per annum. The second payment of $17,500 was due within 120 days of execution of the stock purchase agreement. As of the date of this prospectus, Mr. Shah has made no payments of principal on this note, and $35,000 in principal is currently outstanding. Mr. Shah has not paid interest on this loan.

This note stipulates that in the event of a default in the payment of any principal or interest of the note, the note holder will be required to pay additional amounts as will be sufficient to cover the costs and expenses of collection, including, without limitation, attorney’s fees, disbursements, and expenses. These costs will be added onto the outstanding principal and will become immediately due. As Mr. Shah has not made any payments on this note, we may be subject to added costs as a result of default.

On April 14, 2014, the Company offered and sold 50,000 shares of common stock to our Chief Executive Officer and Director David F. Emery for $32.50 in cash from personal funds.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to September 30, 2015 included in this prospectus have been audited by John Scrudato C.P.A. who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt Road, Suite 201, Wheaton, Il 60187. Mr. Tracy does not own any shares of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Description of Business” and elsewhere in this Prospectus.  See “Risk Factors.”

Company Overview

REGULUS is engaged in providing complete financial, business consulting and capital formation consulting services. The Company focuses primarily on the following products and services marketed through the Company’s offices. The Company is addressing the growing need in the financial services industry by solidifying the merchant and investment bank sectors.

Our corporate offices are located at 423 Main Street, FL 2, Rockland, ME 04841. Our telephone number is 207.593.8307. We lease the premise pursuant to a written lease with the property owner for a term of 12 months a cost of $510 per month. The company website is www.REGULUScorp.com

The following discussion concerns the period from inception, February 5, 2015 until September 30, 2015, and should be read in conjunction with the financial statements of the Company and the notes thereto which are included herein.

Results from Operations

For the period ending September 30, 2015, the Company recorded a net loss of ($6,185). The Company posted revenues of $0 against operating expenses of ($6,072), which consisted of legal, accounting, and other costs associated with the formation of the Company.

Liquidity and Capital Resources

At September 30, 2015 we had cash and cash equivalents of $650. We had no accounts receivable.

Our current assets at September 30, 2015 were $11,420. Our current liabilities at September 30, 2015 were $57,676. Thus, we have a working capital deficit of ($46,906). We have experienced losses since our inception and thus have an accumulated deficit of ($46,256). This raises substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Net cash used in operating activities was $(30,480) for the period ending September 30, 2015.   We anticipate that overhead costs in current operations will increase in the future if we are successful in raising the capital described herein as a result of our anticipated increased marketing and operating activities.

Given our cash balance as of September 30, 2015, we expect that our available cash will last for only three months of operations unless we are able to obtain additional revenue or additional cash from the sale of our debt or equity securities.

We believe that our principal difficulty in our inability to successfully generate profits has been the lack of available capital to operate and expand our business.  We believe we need a minimum of approximately $100,000 in additional working capital to be utilized for development and launching of our service platform for as well as funding the business development efforts to identify, qualify and acquire new customers, with the balance for working capital and general and administrative expense.  As of the date of this Prospectus other than as disclosed below we have no other commitment from any investor or investment-banking firm to provide us with the necessary funding and there can be no assurances we will obtain such funding in the future.  Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future. To such end, our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.

While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $30,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Subsequent Events

No subsequent events.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during period ending September 30, 2015.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of September 30, 2015.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the financial statements or notes thereto.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Plan of Operations

Our primary service in five years will continue to be management consulting services. Our primary market will include industrial, commercial, trade, professional associations, political organizations and advocacy groups. Our competitive position will be as a niche specialist and virtual corporation that can easily adapt to rapid changes in the marketplace.

Our plan for the next twelve months follows blow. We are highly dependent upon the success of this offering in implementing the following plan:

Stage One (Months 1 – 3) – Estimated cost $20,800 - $180,745

Est. Cost

Legal and accounting costs . . . . $3,750-$15,000

Finish building company website . . . . $3,500-15,000

Develop and launch marketing program . . . $10,000 - $138,750

Office lease and equipment . . . . $2,800-$11,245

Miscellaneous Costs/Administrative. . . . $750

Stage Two (Months 3 – 6) – Estimated Cost $76,800 – $489,845

Engage in-house marketing professional to increase sale . $16,000-$63,750

Legal and accounting costs . . . . $3,750-$15,000

Launch internet marketing program . . . . $7,500 - $15,000

Expand marketing program . . . . $10,000-$188,750

Office lease and equipment . . . . $2,800-$11,245

Miscellaneous Costs/Administrative. . . . $750

Chief Executive Officer Salary . . . . $36,000-$195,350

Stage Three (Months 6- 9) Estimated Cost $66,300 - $401,420

Wages for In-House marketing professional . . . $16,000-$63,750

Legal and accounting costs . . . . $3,750-$15,000

Internet marketing fees . . . . $10,000-$138,750

Office lease and equipment . . . . $2,800-$11,245

Miscellaneous Costs/Administrative. . . . $750

Chief Executive Officer Salary . . . . $18,000-$172,350

Subscribe to business databases . . . . $15,000 - $25,000

Stage Four (Months 9 – 12) Estimated Cost $66,000 - $262,000

Wages for In-House marketing professional . . . $16,000-$163,750

Legal and accounting costs . . . . $3,750-$15,000

Internet marketing fees . . . . $10,000-$88,750

Office lease and equipment . . . . $2,800-$11,245

Miscellaneous Costs/Administrative. . . . $750

Chief Executive Officer Salary . . . . $18,000-$122,350

As mentioned above the time-line estimate(s) (stages) are predicated upon the Company obtaining the necessary financing through our offering or additional equity or debt financing. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives. In that case the Company will be forced to proceed on a piecemeal basis using primarily the services of o chief executive officer and limited use of outside contractors when and if limited funds are obtained. Our chief executive officer devotes in excess of twenty (20) hours a week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

We currently have no additional sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our chief executive officer, will continue providing his professional services without current compensation. We do not currently have a formal agreement in place with our chief executive officer covering this period; however, our chief executive officer’s current plan is to do substantially all administrative and planning work as well as basic programming and marketing work on his own without cash compensation while he seeks other sources of funding for the Company

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or his securities should he or he desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

The use of the exemption from registration provided for by Rule 144, promulgated under the Securities Act of 1933 is not available for “shell” companies, as defined in Rule 405. Should we cease being deemed a “shell” company and meet the curative provisions with respect to former “shell” Companies, stockholders holding restricted shares of our common stock may avail themselves of the Rule 144 exemption.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Stockholders

As of the date of this registration statement, we have four (4) shareholder of records, our Chief Executive Officer, David F. Emery, Deborah Sanderson, Raj Shah and RYS & Company Management LLC..

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2014 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 30, 2015. At or prior to December 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2012.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2014 we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

Financial Statements

Regulus Corporation

February 5, 2015 (inception) to September 30, 2015 (audited)

REGULUS CORPORATION
BALANCE SHEET

September 30, 2015
(Audited)
Assets
Current assets
Cash and cash equivalents	$11,420
Total Current assets	11,420

Total Assets	$11,420

Liabilities and Equity(Deficit)
Current liabilities
Accrued expenses related party	16,426
Convertible note payable related party	35,000
Note payable related party	6,250
Total Current Liabilities	57,676

Commitments and Contingencies - Note 7
SKY PASS CORP Shareholder's Deficit
Common Stock, $0.0001 par value; 10,000,000 shares
authorized 1,000,000 issued and outstanding September 30, 2015	100
Additional Paid in Capital	550
Accumulated deficit	(46,906)
Total Equity(Deficit)	(46,256)
Total liabilities and equity(Deficit)	$11,420

"The accompanying notes are an integral part of these financial statements"

REGULUS CORPORATION
STATEMENT OF OPERATIONS

For the period February 5, 2015 (Inception)to September 30, 2015
(Audited)

Revenues	$0

Operating Expenses	46,255

Net Income(Loss) from Operations	(46,255)

Other Income (Expense) - Interest	(651)

Net Income(Loss) Before
Provision for Income Taxes	(46,906)

Provision for income taxes	0

Net Income(Loss)	$(46,906)

Basic and Diluted Loss Per Share	(0.05)

Weighted average number
of shares outstanding	1,000,000

"The accompanying notes are an integral part of these financial statements"

REGULUS CORPORATION
STATEMENT OF CASH FLOWS

For the period February 5, 2015 (Inception)to September 30, 2015
(Audited)
Cash flows from operating activities:
Net income (loss)	$(46,906)

Increase(decrease) in accrued expenses	16,426
Net cash used in operating activities	(30,480)

Cash flows from investing activities:
None	0
Net cash provided(used) by investing activities	0

Cash flows from financing activities:
Net proceeds from notes payable related party	41,250
Net proceeds from sale of stock	650
Net cash provided(used) by financing activities	41,900

Increase in cash and equivalents	11,420

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$11,420

"The accompanying notes are an integral part of these financial statements"

REGULUS CORPORATION
STATEMENT OF CASH FLOWS - CONTINUED

For the period February 5, 2015 (Inception)to September 30, 2015
(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0

"The accompanying notes are an integral part of these financial statements"

REGULUS CORPORATION
STATEMENT OF STOCKHOLDER'S DEFICIT
For the period February 5, 2015 (Inception)to September 30, 2015
(Audited)

	Common Stock	Common Stock			Accumulated
	Shares	Amount	ACIP		Deficit	Total

Initial Balance February 5, 2015(inception)	0	$0	$0	$	$0	$0

Capital stock issuance	1,000,000	100	550		0	650
Net Income(loss) 2/5/2015 to 9/30/2015	0	0	0		(46,906)	(46,906)
Balance September 30, 2015	1,000,000	$100	$550	$	$(46,906)	$(46,256)

"The accompanying notes are an integral part of these financial statements"

Note 1.     Organization, History and Business

Regulus Corporation (“the Company”) was incorporated in Florida on February 5, 2015. The Company was established for the purpose of providing business consulting services. The Company's fiscal year end is December 31. The Company provides strategic business solutions services to companies requiring cutting-edge advice in the area of corporate growth strategies; end-to-end financial, business consulting and capital formation services.  The Company is addressing the growing need in the financial services industry by solidifying the merchant and investment banking sectors.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period ending February 1, 2015(inception) through September 30, 2015 the Company has incurred $209 in organization cost and $3,750 in offering cost.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2015.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of this assets and liabilities.

 Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

9/30/2015

U.S statutory rate	34.00%
Less valuation allowance	(34.00)%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

9/30/2015
Deferred tax assets

Net operating losses	$(46,906)

Deferred tax liability

Net deferred tax assets	(15,948)
Less valuation allowance	15,948

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

On an interim basis, the Company has a net operating loss carryover of approximately $46,906 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of September 30, 2015.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period February 1, 2015(inception) through September 30, 2015, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Florida state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

A related party has lent the company a net total of $6,250 to the company for the period from February 5, 2015 to September 30, 2015. The Company has availability of up to $15,000 on this note. These funds have been used for working capital to date.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On February 5, 2015 the Company issued 1,000,000 of its authorized common stock to related parties in exchange for $650.

The Company has contracted to receive consulting services through December 31, 2017 with a related party. This contract has generated expenses of $25,550 in the period presented.

The Company has received $35,000 in a demand unsecured promissory note in two equal $17,500 installments in April and August 2015 from Raj Shah which will enable him to convert this principal into 70,000 shares of common stock valued at $0.50 per share after our registration goes effective, at which point he will be the majority shareholder owning approximately 98% of our common stock. This note carries an interest rate of 1% per annum.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of September 30, 2015 the Company had 1,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Regulus Corporation. for the period February 5, 2015(inception) through September 30, 2015:

30-Sep-15

Net Income (Loss)	$(46,906)

Weighted-average common shares outstanding basic:

Weighted-average common stock	1,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	1,000,000

Note 8. Notes Payable

Notes payable consist of the following for the periods ended;	9/30/2015

Unsecured demand note to related party with 1% interest rate. This note can be converted by the payee into 70,000 shares of common stock on demand after the company's registration goes effective.

$35,000

Related party working capital notes with 12% interest rate. Maturity date of December 15, 2015 .
6,250

Total Notes Payable	41,250

Less Current Portion	(41,250)

Long Term Notes Payable	$0

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of September 30, 2015 the Company had a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10.    Subsequent Events

The Company is currently in the process of registering shares through an S-1 registration and expects this registration to become effective at some point during the current fiscal year.

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Regulus Corporation

We have audited the accompanying balance sheets of Regulus Corporation (“the Company”) as of September 30, 2015 and the related statements of operations, stockholder's equity, and cash flows for the period February 5, 2015(inception) through September 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regulus Corporation as of September 30, 2015 and the period February 5, 2015(inception) through September 30, 2015 and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has limited operating history and has incurred losses since inception and has limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

December 3, 2015

Up to a Maximum of 2,000,000 Common Shares

at $1.00 per Common Share

Prospectus

REGULUS CORPORATION

December 17, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHOSE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Florida Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any othis enterprise or organization at the request of our Company. Pursuant to Florida law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

All of the issuances described in this section were exempt from registration pursuant to Section 4(2) of the Securities Act, as transactions not involving a public offering. The sales were separate transactions and were not part of a continuous offering. With respect to each transaction listed below, no general solicitation was made by either the Company or any person acting on our behalf; the number of purchasers was limited; the securities sold are subject to transfer restrictions; each purchaser was an accredited investor and sophisticated; each purchaser had access to the Company’s public filings and could ask questions of management; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

On April 14, 2014, the Company offered and sold 50,000 share of common stock to our Chief Executive Officer and Director David F. Emery for $32.50 in cash from personal funds.

The Company offered and sold 925,000 share of common stock to RYS and Company Management, LLC for $650 in cash from corporate funds. Jim Jenkins, our Chairman of the Board, exercises the voting rights of these stocks.

Raj Shah executed a promissory note in favor of the Company in the principal amount of $35,000. The note was given in exchange for the issuance of 70,000 shares of the Company’s common stock to Mr. Shah. The note is payable in two installments in $17,500 and carries an interest rate on the unpaid principal of 1% per annum. The second payment of $17,500 was due within 120 days of execution of the stock purchase agreement. As of the date of this prospectus, Mr. Shah has made no payments of principal on this note, and $35,000 in principal is currently outstanding. Mr. Shah has not paid interest on this loan.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in previous amendment to Form S-1)
3.2	Bylaws of the Registrant (filed in previous amendment to Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in previous amendment to Form S-1)
10.1 10.2 10.3 10.4 10.5 10.6

Contract with Morningstar Services (filed herewith)

Lease with 421 Main, LLC (filed in previous amendment to Form S-1)

Agreement with Raj Shah (filed in previous amendment to Form S-1)

Stock Purchase Agreement with Raj Shah (filed in previous amendment to Form S-1)

Promissory Note made by Raj Shah (filed in previous amendment to Form S-1)

Promissory Note made in favor of Ed Schradermeier (filed in previous amendment to Form S-1)

23.1	Consent of John Scrudato, (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Rockland, Maine, on December1 7, 2015.

REGULUS CORPORATION

By:	/s/ David F. Emery
Name:	David F. Emery
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David F. Emery
David F. Emery	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	December 17, 2015
/s/ James Jenkins
James Jenkins	Chairman of the Board	December 17, 2015